Exhibit 1.1

EXECUTION VERSION

$817,027,000
(approximate)

CREDIT SUISSE COMMERCIAL MORTGAGE SECURITIES CORP.

CSAIL 2016-C5 COMMERCIAL MORTGAGE TRUST,
Commercial Mortgage Pass-Through Certificates
Series 2016-C5

Underwriting Agreement

January 26, 2016

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010	Mischler Financial Group, Inc. 1111 Bayside Drive Newport Beach, California 92625
Drexel Hamilton, LLC 77 Water Street New York, New York 10005	Jefferies LLC 520 Madison Avenue New York, New York 10022

Ladies and Gentlemen:

Credit Suisse Commercial Mortgage Securities Corp., a Delaware corporation (the “Depositor”), proposes to sell to Credit Suisse Securities (USA) LLC, Mischler Financial Group, Inc., Drexel Hamilton, LLC and Jefferies LLC (each, an “Underwriter” and, collectively, the “Underwriters”) those classes of the CSAIL 2016-C5 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C5, and in the respective aggregate principal and notional amounts, as set forth in Schedule I hereto (the “Offered Certificates”), in accordance with the terms of this underwriting agreement (this “Agreement”). The Offered Certificates, together with the CSAIL 2016-C5 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C5, Class X-E, Class X-F, Class X-NR, Class D, Class X-D, Class E, Class F, Class NR, Class Z and Class R (the “Private Certificates”), are collectively referred to herein as the “Certificates.” The initial purchasers of certain Private Certificates and the Underwriters are referred to herein collectively as the “Dealers.” The Certificates will represent beneficial interests in a trust primarily consisting of a segregated pool of fixed-rate mortgage loans secured by commercial properties, as described in the Prospectus referred to below (the “Mortgage Loans”), and certain moneys received under each Mortgage Loan, after the cut-off date for such Mortgage Loan, which shall be: (i) the related due date of such Mortgage Loan in February 2016 or (ii) with respect to any Mortgage Loan that has its first due date in March 2016, the date that would have otherwise been the related due date in February 2016. The Certificates will be issued pursuant to the provisions of a pooling and servicing agreement to be dated as of February 1, 2016 (the “Pooling and Servicing Agreement”), between the Depositor, KeyBank National Association, as master servicer (the “Master Servicer”), Rialto Capital Advisors, LLC, as Special Servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator and trustee (the “Certificate Administrator and Trustee”), and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer (the “Operating Advisor and Asset Representations

Reviewer”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement as in effect on the Closing Date (as defined below).

The Depositor hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Offered Certificates, as follows:

1.             Registration Statement.

The Depositor has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form SF-3 (No. 333-207361), as amended, relating to the Offered Certificates. The Depositor also has prepared and filed with the Commission a preliminary prospectus dated January 19, 2016 (the “Preliminary Prospectus”), specifically relating to the Offered Certificates, in accordance with Rule 424(h) and Rule 430(D) under the Securities Act. The Depositor also has filed with, or proposes to file with, the Commission pursuant to Rule 424(b) under the Securities Act a prospectus specifically relating to the Offered Certificates (the “Prospectus”). The registration statement as amended at the time when it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the “Registration Statement.” Any reference in this Agreement to the Registration Statement used in connection with the offering of the Offered Certificates, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any exhibits thereto and the documents incorporated by reference therein pursuant to Item 10(d) of Form SF-3 under the Securities Act, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include any documents filed after the date the Registration Statement became effective, or the date of the Preliminary Prospectus or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

At or prior to the time when sales to investors of the Offered Certificates were first made (the “Time of Sale”), the Depositor had prepared the following information (collectively, the “Time of Sale Information”): (i) a structural and collateral term sheet dated January 19, 2016 (the cover page of which is attached hereto as Annex A) (the “Term Sheet”), constituting a “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) (a “Free Writing Prospectus”), and (ii) the Preliminary Prospectus. If, subsequent to the date of this Agreement, the Depositor and the Underwriters have determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the applicable Underwriters have terminated their old purchase contracts and entered into new purchase contracts with investors in the Offered Certificates, then “Time of Sale Information” will refer to the information available to investors at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions (“Corrective Information”), and “Time of Sale” will refer to the time and date on which such new purchase contracts were entered into.

When used in this Agreement, “Basic Documents” shall mean (i) the Pooling and Servicing Agreement, (ii) the Certificates, (iii) a mortgage loan purchase agreement, to be dated as of February 1, 2016, between Column Financial, Inc. (“Column”) and the Depositor (the “Column Mortgage Loan Purchase Agreement”, (iv) the mortgage loan purchase agreement to be dated as of February 1, 2016, between Silverpeak Real Estate Finance LLC (“Silverpeak”) and the Depositor (the “Silverpeak Mortgage Loan Purchase Agreement”), (v) the mortgage loan purchase agreement to be dated as of February 1, 2016, between Rialto Mortgage Finance LLC (“RMF”) and the Depositor (the “RMF Mortgage Loan Purchase Agreement”); (vi) the mortgage loan purchase agreement to be dated as of February 1, 2016, between the Bank of New York Mellon (“BNYM”) and the Depositor (the “BNYM Mortgage Loan Purchase Agreement”), (vii) the mortgage loan purchase agreement to be dated as of February 1, 2016, between Jefferies LoanCore LLC (“JLC”) and the Depositor (the “JLC Mortgage Loan Purchase Agreement” and, collectively with the Column Mortgage Loan Purchase Agreement, the Silverpeak Mortgage Loan Purchase Agreement, the RMF Mortgage Loan Purchase Agreement and the BNYM Mortgage Loan Purchase Agreement, the “Mortgage Loan Purchase Agreements”), and (viii) any other contract, agreement or instrument which is or is to be entered into by the Depositor on the Closing Date or otherwise in connection with any of the foregoing or this Agreement. Column, Siverpeak, RMF, BNYM and JLC are collectively referred to herein as the “Sellers.” To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

2.            Purchase of the Offered Certificates by the Underwriters.

(a)          The Depositor agrees to sell the Offered Certificates to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Depositor, the respective principal or notional amount of each class of the Offered Certificates set forth opposite such Underwriter’s name in Schedule I hereto at the Purchase Price set forth in Schedule I hereto, plus accrued interest on the actual principal or notional amount thereof at the applicable Pass-Through Rate from February 1, 2016 to the Closing Date (as defined below). The Depositor will not be obligated to deliver any of the Offered Certificates except upon payment for all the Offered Certificates to be purchased as provided herein.

(b)          The Depositor understands that the Underwriters intend to make a public offering of their respective portions of the Offered Certificates in accordance with this Agreement as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Offered Certificates on the terms set forth in the Time of Sale Information and the Prospectus. The Depositor acknowledges and agrees that the Underwriters may offer and sell the Offered Certificates to or through any affiliate of an Underwriter and that any such affiliate may offer and sell any Offered Certificates purchased by it to or through any Underwriter in accordance with the terms of this Agreement.

(c)          Each Underwriter (severally, but not jointly) represents and covenants that it has not entered, and will not enter, into any contract for the sale of any Offered Certificates (i) less than three (3) business days after the filing of the Preliminary Prospectus with the Securities Exchange Commission (the “Commission”) in accordance with Rule 424(h)(1) under the Securities Act, (ii) less than 48 hours after the date and time of the filing of any supplement to the Preliminary Prospectus with the Commission in accordance with Rule 424(h)(2) under the Securities Act, or (iii) less than five (5) business days after the furnishing by the Depositor to the Commission, pursuant to Section 4(m) of this Agreement, of the Form ABS-15G for the Accountants’ Due Diligence Report (as defined herein).

(d)          Payment for and delivery of the Offered Certificates will be made at the offices of Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281 at 10:00 a.m., New York City time, on February 9, 2016, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Underwriters and the Depositor may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(e)          Payment for the Offered Certificates shall be made by wire transfer in immediately available funds to the account(s) specified by the Depositor to the Underwriters against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global certificates representing the Offered Certificates (collectively, the “Global Certificate”), with any transfer taxes payable in connection with the sale of the Offered Certificates duly paid by the Depositor. The Global Certificate will be made available for inspection by the Underwriters not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

3.            Representations and Warranties of the Depositor. The Depositor represents and warrants to each Underwriter that:

(a)          Registration Statement, Preliminary Prospectus and Prospectus.

(i)          The Registration Statement has been declared effective by the Commission under the Securities Act, was effective as of the Time of Sale, is effective as of the date hereof and will be effective as of any subsequent time that an Underwriter enters into a contract for sale of any Offered Certificate and as of the Closing Date; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or, to the best knowledge of the Depositor, threatened by the Commission; and the amount of unsold securities covered by the Registration Statement is sufficient for the offering and sale of the Offered Certificates as contemplated by the Prospectus;

(ii)         There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; at the time the Registration Statement became effective and at any time a portion of the Registration Statement relating to the Offered Certificates is deemed effective pursuant to Rule 430D(f)(2), the Registration Statement conformed, as of the date of the Preliminary Prospectus, the Preliminary Prospectus conformed, and as of the date of the Prospectus and as of the Closing Date, the Prospectus will conform, in all material respects, with the requirements of the Securities Act and, to the extent applicable, the Exchange Act; and there has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened;

(iii)        (A) At the time the Registration Statement became effective and at any time a portion of the Registration Statement relating to the Offered Certificates is deemed effective pursuant to Rule 430D(f)(2), the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) as of the date of the Preliminary Prospectus, the Preliminary Prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) as of the date of the Prospectus and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty under clauses (A) through (C) above with respect to (i) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Depositor in writing by such Underwriter (such information, described in Section 15 hereto, referred to herein as “Underwriters’ Information”) expressly for use in the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendment or supplement thereto; (ii) any Sellers’ Information (as defined in Section 7(a)) in the Registration Statement, the Preliminary Prospectus or the Prospectus; (iii) any Master Servicer’s Information (as defined in Section 7(a)) in the Registration Statement, the Preliminary Prospectus or the Prospectus; (iv) any Special Servicer’s Information (as defined in Section 7(a)) in the Registration Statement, the Preliminary Prospectus or the Prospectus; (v) any Certificate Administrator and Trustee’s Information (as defined in Section 7(a)) in the Registration Statement, the Preliminary Prospectus or the Prospectus; or (vi) any Operating Advisor and Asset Representations Reviewer’s Information (as defined in Section 7(a)) in the Registration Statement, the Preliminary Prospectus or the Prospectus; and

(iv)        The conditions to the use by the Depositor of a registration statement on Form SF-3 under the Securities Act, as set forth in the General Instructions to Form SF-3, in connection with the offering and sale of the Offered Certificates as contemplated by the Prospectus, have been satisfied or will be satisfied as of the date on which the Prospectus is required to be filed with the Commission pursuant to Rule 424(b) under the Securities Act with respect to the Registration Statement and the Prospectus.

(b)          Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to the absence of pricing or price dependent information and the

Depositor makes no representation and warranty with respect to (i) any Underwriters’ Information in such Time of Sale Information, (ii) any Sellers’ Information in such Time of Sale Information, (iii) any Master Servicer’s Information in such Time of Sale Information, (iv) any Special Servicer’s Information in such Time of Sale Information, (v) any Certificate Administrator and Trustee’s Information in such Time of Sale Information or (vi) any Operating Advisor and Asset Representations Reviewer’s Information in such Time of Sale Information.

(c)          Issuer Free Writing Prospectus. Other than the Prospectus and the Preliminary Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any supplement to the Preliminary Prospectus that may be required to be filed with the Commission under Rule 424(h)(2) under the Securities Act, (iii) the Term Sheet and (iv) each other written communication approved in writing in advance by the Underwriters (each such communication referred to in clause (iii) and this clause (iv) constituting an “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, being referred to as an “Issuer Free Writing Prospectus”). Each such Issuer Free Writing Prospectus conformed (or, if used after the date hereof, will conform) in all material respects with the Securities Act, has been (or will be) filed in accordance with Section 8 (to the extent required thereby) and did not at the Time of Sale, does not at the date hereof and will not at the Closing Date, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (i) any Underwriters’ Information in any Issuer Free Writing Prospectus, (ii) any Sellers’ Information in any Issuer Free Writing Prospectus, (iii) any Master Servicer’s Information in any Issuer Free Writing Prospectus, (iv) any Special Servicer’s Information in any Issuer Free Writing Prospectus, (v) any Certificate Administrator and Trustee’s Information in any Issuer Free Writing Prospectus or (vi) any Operating Advisor and Asset Representations Reviewer’s Information in any Issuer Free Writing Prospectus.

(d)          No Material Adverse Change. Other than as set forth or contemplated in the Preliminary Prospectus and the Prospectus, since the date as of which information is given in the Preliminary Prospectus or the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, properties, prospects, management, financial position, stockholders’ equity or results of operations of the Depositor in a manner that would have a material adverse effect on the transactions contemplated herein or in the Basic Documents or on the ability of the Depositor to enter into, or perform its obligations under, this Agreement or any of the Basic Documents or on the validity or enforceability against the Depositor of this Agreement or any of the Basic Documents or would otherwise be material to any holder of an Offered Certificate (a “Material Adverse Effect”).

(e)          Organization and Good Standing. The Depositor has been duly organized and is a validly existing organization in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the conduct of its business requires such qualification, and has all power and authority necessary to enter into and perform its obligations under this Agreement and the Basic Documents and to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(f)           Due Authorization. The Depositor has full right, power and authority to execute and deliver this Agreement and the Basic Documents and to perform its obligations hereunder and thereunder; and all action (corporate or other) required to be taken for the due and proper authorization, execution and delivery of each of this Agreement and the Basic Documents and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

(g)          The Pooling and Servicing Agreement. The Pooling and Servicing Agreement has been duly authorized by the Depositor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(h)          The Certificates. The Certificates have been duly authorized and, when duly executed, authenticated, issued and delivered as provided in the Pooling and Servicing Agreement and paid for as provided herein or in any purchase agreement relating to the sale of the Private Certificates by the Depositor, will be duly and validly issued and outstanding and will be entitled to the benefits and security afforded by the Pooling and Servicing Agreement.

(i)           Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, subject to the Enforceability Exceptions.

(j)           Basic Documents. Each of the Basic Documents to which the Depositor is a party has been duly authorized by the Depositor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, subject to the Enforceability Exceptions.

(k)          Descriptions of Basic Documents. Each Basic Document conforms in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(l)           No Violation or Default. The Depositor is not: (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject; or (iii) in violation of any law or statute or any judgment, order or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties (“Governmental Authority”), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(m)         No Conflicts with Existing Instruments. The execution, delivery and performance by the Depositor of each of this Agreement and the Basic Documents, the issuance and sale of the Certificates and compliance by the Depositor with the terms thereof and the consummation of the transactions contemplated by this Agreement and the Basic Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Depositor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject; (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Depositor; or (iii) result in the violation of any law, rule, regulation or statute or any judgment, order or regulation of any Governmental Authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)          No Consents Required. No consent, approval, authorization, order, registration, filing or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Depositor of this Agreement or any of the Basic Documents, the issuance and sale of the Certificates and compliance by the Depositor with the terms hereof and thereof and the consummation of the transactions contemplated by this Agreement and the Basic Documents, except for the registration of the offer and sale of the Offered Certificates under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or as of the Closing Date will have been obtained or such as may be required under applicable state securities laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters or such which, if not obtained, would not, individually or in the aggregate, result in a Material Adverse Effect.

(o)          Legal Proceedings. Except as described in the Preliminary Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Depositor is or may be a party or to which any property of the Depositor is or may be the subject that, individually or in the aggregate, if determined adversely to the Depositor, could reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Depositor, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or threatened by others; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement, the Preliminary Prospectus or the Prospectus and that are not so filed, incorporated by reference or described.

(p)          17g-5 Compliance. The Depositor has executed and delivered a written representation (the “17g-5 Representation”) to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act, and the Depositor has complied with the 17g-5 Representation, other than any breach of the 17g-5 Representation (a) that would not have a material adverse effect on the Offered Certificates or otherwise be material to any holder of an Offered Certificate or (b) arising from a breach by any of the Underwriters of the representation, warranty and agreement set forth in Section 5(b). Any information delivered by or on behalf of the Depositor to any Rating Agency did not, and on the date on which the first bona fide offer of the Offered Certificates is made will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to the absence of pricing or price dependent information or to any Sellers’ Information (as defined in Section 7(a)), any Transaction Parties’ Information (as defined in Section 7(a)) or any Underwriters’ Information.

(q)          Title to Mortgage Loans. Immediately prior to the assignment of the Mortgage Loans to the Certificate Administrator and Trustee, the Depositor will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest, adverse claim or other encumbrance of any other person, except for any retained servicing.

(r)           Investment Company Act. Neither the Depositor nor the trust created under the Pooling and Servicing Agreement (the “Trust”) is, and, after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Prospectus, neither the Depositor nor the Trust will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”). The Trust is not required to be registered under the Investment Company Act in reliance upon Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act as a basis for it not registering under the Investment Company Act. The Trust is being structured so as not to constitute a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. No. 111-203, 124 Stat. 1376 (2010), also known as the Volcker Rule; the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

(s)          Representations in Basic Documents. The representations and warranties of the Depositor contained in the Basic Documents are true and correct in all material respects.

(t)          Taxes. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Pooling and Servicing Agreement and the delivery and sale of the Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

(u)          Ineligible Issuer. The Depositor is not, and on the date on which the first bona fide offer of the Offered Certificates is made (within the meaning of Rule 164(h)(2) under the Securities Act) will not be, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(v)          Regulation AB Compliance. The Depositor has complied with the applicable provisions of Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100 – 229.1125, as in effect as of the date hereof and for which compliance is required as of the date hereof, in all respects.

(w)         Mortgage Loan Criteria. At the Closing Date, each of the Mortgage Loans will meet the criteria for selection described in the Prospectus.

(x)          Sale. Under generally accepted accounting principles and for federal income tax purposes, the Depositor will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Dealers pursuant to this Agreement and/or any purchase agreement relating to the sale of the Private Certificates by the Depositor as a sale of the interest in the Mortgage Loans evidenced by the Certificates. The consideration received by the Depositor upon the sale of the Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Certificates. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Certificates to the Underwriters. The Depositor is not selling the Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Depositor

(y)          Licenses. The Depositor possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Depositor.

4.           Further Representations, Warranties and Agreements of the Depositor. The Depositor represents, warrants and acknowledges to, and covenants and agrees with, each Underwriter that:

(a)          Filing of Prospectus and Issuer Free Writing Prospectuses. The Depositor will file (i) the final Prospectus with the Commission within the applicable time period specified by Rule 424(b) under the Securities Act; and (ii) any Issuer Free Writing Prospectus to the extent, and within the time periods, required by Rule 433 under the Securities Act.

(b)          Delivery of Copies. The Depositor will deliver, upon request and without charge, (i) to the Underwriters, one signed copy of the Registration Statement as originally filed and each amendment and supplement thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment and supplement thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies as the Underwriters may reasonably request of the Prospectus (including all amendments and supplements thereto), the Preliminary Prospectus (including all amendments and supplements thereto) and from time to time as finalized, each Issuer Free Writing Prospectus. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Certificates as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Certificates is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Certificates by any Underwriter or dealer.

(c)            Amendments or Supplements. Before preparing, using, authorizing, approving, referring to or filing (i) any Issuer Free Writing Prospectus, (ii) the Prospectus, (iii) any amendment or supplement to the Preliminary Prospectus or the Prospectus or (iv), until the termination of the Prospectus Delivery Period, any amendment or supplement to the Registration Statement, the Depositor will furnish to each Underwriter and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, the proposed Prospectus and/or the proposed amendment or supplement to the Registration Statement, the Preliminary Prospectus and the Prospectus for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or Prospectus or file any such proposed amendment or supplement to which any Underwriter reasonably objects.

(d)            Notice to the Underwriters. The Depositor will advise the Underwriters promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective during the Prospectus Delivery Period; (ii) when any amendment or supplement to the Preliminary Prospectus or the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event during the Prospectus Delivery Period as a result of which the Preliminary Prospectus (as then amended or supplemented) or the Prospectus (as then amended or supplemented) would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Preliminary Prospectus (as then amended or supplemented) or the Prospectus (as then amended or supplemented) is delivered to an investor, not misleading; and (vi) of the receipt by the Depositor of any notice with respect to any suspension of the qualification of the Offered Certificates for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Depositor will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Offered Certificates and, if issued, will obtain as soon as possible the withdrawal thereof.

(e)            Ongoing Compliance of the Prospectus. If, during the Prospectus Delivery Period, (i) any event shall occur or condition shall exist as a result of which the Prospectus (as then amended or supplemented) would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to an investor, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with law, then the Depositor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus (as so amended or supplemented) will not, in the light of the circumstances existing when the Prospectus is delivered to an investor, be misleading or so that the Prospectus will comply with law.

(f)             Blue Sky Compliance. The Depositor will qualify the Offered Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as may be required for distribution of the Offered Certificates; provided that the Depositor shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify; (ii) file any general consent to service of process in such jurisdiction; or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

(g)            Earnings Statement. The Depositor shall make generally available to the holders of the Certificates (the “Certificateholders”), in each case as soon as practicable, earning statements covering (i) a period of 12 months beginning not later than the first day of the Trust’s fiscal quarter next following the effective date of the Registration Statement and (ii) a period of 12 months beginning no later than the first day of the Trust’s fiscal quarter next following the date hereof which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission with respect to the Certificates. The Depositor shall cause the Certificate Administrator and Trustee to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Certificate at any time during such year, such information as the Depositor deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns.

(h)            Copies of Reports. So long as the Offered Certificates are outstanding, the Depositor shall furnish, or cause to be furnished, to each Underwriter (i) copies of each certification, the annual statements of compliance and the annual independent certified public accountants’ servicing reports furnished to the Certificate Administrator and Trustee pursuant to the Pooling and Servicing Agreement as soon as practicable after such statements and reports are furnished to the Certificate Administrator and Trustee; (ii) copies of each amendment to any of the Basic Documents; and (iii) copies of all reports or other communications (financial or other) furnished to holders of the Offered Certificates, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange, all of which may be furnished by the posting thereof on the website of the Certificate Administrator and Trustee.

(i)             Use of Proceeds. The Depositor will apply the net proceeds from the sale of the Offered Certificates as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(j)             Ratings. At the Closing Date, the respective classes of Offered Certificates shall have been assigned ratings no lower than those set forth in the Time of Sale Information by the nationally recognized statistical rating organizations identified in the Time of Sale Information (the “Rating Agencies”). To the extent, if any, that the ratings provided with respect to the Offered Certificates by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Depositor, the Depositor shall use its best efforts to furnish such documents and take any other such action.

(k)            Business Relationship with the Underwriters. The Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Depositor with respect to the offering of the Offered Certificates contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor or any other person. Additionally, neither Credit Suisse Securities (USA) LLC nor any other Underwriter is advising the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Depositor with respect thereto. Any review by the Underwriters of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor. Furthermore: (i) the terms of this Agreement and the offering (including the price of the Certificates) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Depositor and any Underwriter has been or will be created as a result of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Depositor on other matters; (iii) the Underwriters’ obligations to the Depositor in respect of the offering, and the purchase and sale, of the Certificates are set forth in this Agreement in their entirety; (iv) the Depositor has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters; and (v) the Depositor will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Depositor in connection with the transactions contemplated hereby or the process leading thereto.

(l)             Exchange Act Filings. The Depositor will file or cause to be filed all documents, reports and certifications required to be filed with respect to or on behalf of the Trust with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

(m)         Third Party Due Diligence Reports.

(i)          The Depositor has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Underwriters) any third party due diligence report contemplated by Rule 15Ga-2 under the Exchange Act (any such report a “Due Diligence Report”) in connection with the transactions contemplated by this Agreement and the Prospectus other than the agreed-upon procedures report (the “Accountants’ Due Diligence Report”), in form and substance reasonably satisfactory to the Underwriters, obtained from the firm of certified public accountants engaged to provide procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (the “Accountants”), a copy of which has been furnished to the Underwriters, at the request of the Depositor; and, except for the Accountants with respect to the Accountants’ Due Diligence Report, the Depositor has not employed (and, through and including the Closing Date, will not employ without the consent of the Underwriters) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act (“Due Diligence Services”) in connection with the transactions contemplated by this Agreement and the Prospectus. The Accountants have consented to the use of the Accountants’ Due Diligence Report in the preparation of a Form 15G (as defined below) furnished on EDGAR as required by Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”);

(ii)         The Depositor has received a certification on Form ABS Due Diligence-15E (a “Form 15E”) received by the Depositor from the Accountants in connection with the Due Diligence Services provided by the Accountants, and such Form 15E was promptly posted, after receipt, as required by Rule 17g-5 under the Exchange Act on the Rule 17g-5 website established by or on behalf of the Depositor, and the Depositor has not received any other Form 15E from any party;

(iii)        The Depositor (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and any conclusions of the Accountants’ Due Diligence Report and meeting all other requirements of that Form 15G, Rule 15Ga-2, any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Underwriters at least six (6) business days before the date hereof; and (C) furnished each such Form 15G to the Commission on EDGAR at least five (5) business days before the date hereof as required by Rule 15Ga-2; and

(iv)        No portion of any Form 15G contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

(n)          Record Retention. The Depositor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o)          17g-5 Representation. The Depositor will comply with the 17g-5 Representation, other than any breach of the 17g-5 Representation (a) that would not have a material adverse effect on the Offered Certificates or otherwise be material to any holder of an Offered Certificate or (b) arising from a breach by any of the Underwriters of the representation, warranty and agreement set forth in Section 5(b).

5.            Representations of the Several Underwriters. Each Underwriter hereby represents and agrees, severally and not jointly, that:

(a)          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Offered Certificates to the public in that Relevant Member State other than:

(i)          to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(ii)         to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Trust for any such offer; or

(iii)        in any other circumstances falling within Article 3(2) of the Prospectus Directive.

provided that no such offer of the Offered Certificates referred to in clauses (i) through (iii) above shall require the Depositor, the Trust or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this representation, the expression an “offer of the Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

(b)          It has not provided, as of the date of this Agreement, and covenants with the Depositor that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Offered Certificates, the Mortgage Loans, or the transactions contemplated by this Agreement or the other Basic Documents, that could be reasonably determined to be relevant to determining an initial credit rating for the Offered Certificates (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the prior consent of the Depositor, and covenants with the Depositor that it will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Offered Certificates, the Mortgage Loans, the transactions contemplated by this Agreement or the other Basic Documents, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Offered Certificates (as contemplated by Rule 17g-5(a)(iii)(3)(D)), without the prior consent of the Depositor; provided, however, that if an Underwriter receives an oral communication from a Rating Agency, such Underwriter is authorized to inform such Rating Agency that it will respond to the oral communication with a designated representative from the Depositor.

(c)          Except for the Accountants’ Due Diligence Report, such Underwriter has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Depositor) any Due Diligence Report in connection with the offering contemplated hereby and the Prospectus. Except for the Accountants with respect to the Accountants’ Due Diligence Report, such Underwriter has not employed (and, through and including the Closing Date, will not employ without the consent of the Depositor) any third party to engage in any activity that constitutes Due Diligence Services, and has not received a Form 15E from any party, in connection with the transactions contemplated by this Agreement and the Prospectus.

(d)          With respect to the United Kingdom:

(i)          it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor or the Trust; and

(ii)         it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

(e)          It has not, directly or indirectly, offered or sold, and will not, directly or indirectly, offer or sell any Offered Certificates in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, as amended, and any other relevant laws, regulations and ministerial guidelines of Japan.

(f)           It (A) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Offered Certificates (except for Offered Certificates which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) (the “SFO”) of Hong Kong) other than (a) to “professional investors” as defined in the SFO and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) (the “C(WUMP)O”) of Hong Kong or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (B) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Offered Certificates, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Offered Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

6.           Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Offered Certificates on the Closing Date as provided herein is subject to the performance by the Depositor of its covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Underwriters shall have received notice thereof, not later than 5:00 p.m., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus, the Preliminary Prospectus and all other Time of Sale Information shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)            Representations and Warranties. The representations and warranties of the Depositor contained herein shall be true and correct on the date hereof and on and as of the Closing Date and the statements of the Depositor and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)            No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(d) or Section 10 hereof shall have occurred or shall exist, which event or condition is not described in the Preliminary Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Certificates on the terms and in the manner contemplated by this Agreement, the Preliminary Prospectus and the Prospectus.

(d)            Officer’s Certificate of Depositor. The Underwriters shall have received on and as of the Closing Date a certificate of an executive officer of the Depositor satisfactory to the Underwriters (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(a), 3(b) and 3(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Depositor in this Agreement are true and correct and that the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in Section 3(d) hereof and in subsection (a) above.

(e)            Officer’s Certificates of Third Parties. The Underwriters shall have received one or more certificates from each of the Master Servicer, the Special Servicer, the Certificate Administrator and Trustee, the Operating Advisor and Asset Representations Reviewer and the Sellers, signed by one or more duly authorized officers and/or representatives of the subject party, dated the Closing Date, in form and substance satisfactory to the Underwriters, and covering such matters as the Underwriters may reasonably request.

(f)             Mortgage Loan Purchase Agreements; Indemnification Agreements. The Mortgage Loan Purchase Agreements shall have been executed and delivered. Each of (i) the Indemnification Agreement dated as of January 26, 2016, by and between Column, the Dealers and the Depositor (the “Column Indemnification Agreement”), (ii) the Indemnification Agreement dated as of January 26, 2016, by and between Silverpeak, the Dealers and the Depositor (the “Silverpeak Indemnification Agreement”), (iii) the Indemnification Agreement dated as of January 26, 2016, by and between RMF, the Dealers and the Depositor (the “RMF Indemnification Agreement”), (iv) the Indemnification Agreement dated as of January 26, 2016, by and between BNYM, the Dealers and the Depositor (the “BNYM Indemnification Agreement”), (v) the Indemnification Agreement dated as of January 26, 2016, by and between JLC, the Dealers and the Depositor (the “JLC Indemnification Agreement” and, collectively with the Column Indemnification Agreement, the Silverpeak Indemnification Agreement, the RMF Indemnification Agreement and the BNYM Indemnification Agreement, the “Seller Indemnification Agreements”), (vi) the Indemnification Agreement dated as of January 26, 2016, by and between the Depositor, the Dealers and the Master Servicer (the “Master Servicer Indemnification Agreement”), (vii) the Indemnification Agreement dated as of January 26, 2016, by and between the Depositor, the Dealers and the Special Servicer (the “Special Servicer Indemnification Agreement”), (viii) the Indemnification Agreement dated as of January 26, 2016, by and between the Depositor, the Dealers and the Certificate Administrator and Trustee (the “Certificate Administrator and Trustee Indemnification Agreement”), and (ix) the Indemnification Agreement dated as of January 26, 2016, by and between the Depositor, the Dealers and the Operating Advisor and Asset Representations Reviewer (the “Operating Advisor and Asset Representations Reviewer Indemnification Agreement” and, collectively with the Seller Indemnification Agreements, the Master Servicer Indemnification Agreement, the Special Servicer Indemnification Agreement and the Certificate Administrator and Trustee Indemnification Agreement, the “Indemnification Agreements”) shall have been executed and delivered.

(g)             Agreed-Upon Procedures Letters. Prior to the date of this Agreement, the Accountants shall have furnished to the Underwriters, at the request of the Depositor, a copy of the Accountants’ Due Diligence Report, and on the date of this Agreement and on the Closing Date, the Accountants shall have furnished to the Underwriters, at the request of the Depositor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(h)             Opinion of Counsel for the Depositor. (i) Cadwalader, Wickersham & Taft LLP, special counsel for the Depositor, shall have furnished to the Underwriters, at the request of the Depositor, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, with respect to such matters as the Underwriters shall reasonably request, and a letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, which will include, among other things, an opinion as to the compliance of the disclosure in the Preliminary Prospectus and the Prospectus with the requirements of the Securities Act (including, without limitation, Regulation AB) and a statement to the effect that the disclosure in the Preliminary Prospectus, as of the Time of Sale, and in the Prospectus, as of its date and as of the Closing Date, does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) in-house counsel to the Depositor shall have furnished to the Underwriters, at the request of the Depositor, a written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, with respect to such matters as the Underwriters may reasonably request.

(i)             Opinion of Counsel for the Underwriter. The Underwriters shall have received on and as of the Closing Date a letter from Orrick, Herrington & Sutcliffe LLP, special counsel for the Underwriters, that includes a statement to the effect that the disclosure in the Preliminary Prospectus, as of the Time of Sale, and in the Prospectus, as of its date and as of the Closing Date, does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)             Opinion of Counsel for the Master Servicer. Counsel for the Master Servicer shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, with respect to such matters as the Underwriters shall reasonably request, and a letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, which will include, among other things, an opinion as to the compliance of the disclosure in the Preliminary Prospectus and the Prospectus with respect to the Master Servicer with the requirements of Regulation AB and a statement to the effect that such disclosure in the Preliminary Prospectus, as of the Time of Sale, and in the Prospectus, as of its date and as of the Closing Date, does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)             Opinion of Counsel for the Special Servicer. Counsel for the Special Servicer shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, with respect to such matters as the Underwriters shall reasonably request, and a letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, which will include, among other things, an opinion as to the compliance of the disclosure in the Preliminary Prospectus and the Prospectus with respect to the Special Servicer with the requirements of Regulation AB and a statement to the effect that such disclosure in the Preliminary Prospectus, as of the Time of Sale, and in the Prospectus, as of its date and as of the Closing Date, does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)             Opinion of Counsel for the Certificate Administrator and Trustee. Counsel for the Certificate Administrator and Trustee shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, with respect to such matters as the Underwriters shall reasonably request, and a letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, which will include, among other things, an opinion as to the compliance of the disclosure in the Preliminary Prospectus and the Prospectus with respect to the Certificate Administrator and Trustee with the requirements of Regulation AB and a statement to the effect that such disclosure in the Preliminary Prospectus, as of the Time of Sale, and in the Prospectus, as of its date and as of the Closing Date, does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m)           Opinion of Counsel for the Operating Advisor and the Asset Representations Reviewer. Counsel for the Operating Advisor and Asset Representations Reviewer shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, with respect to such matters as the Underwriters shall reasonably request, and a letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, which will include, among other things, an opinion as to the compliance of the disclosure in the Preliminary Prospectus and the Prospectus with respect to the Operating Advisor and Asset Representations Reviewer with the requirements of Regulation AB and a statement to the effect that such disclosure in the Preliminary Prospectus, as of the Time of Sale, and in the Prospectus, as of its date and as of the Closing Date, does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(n)            Opinions of Counsel for the Sellers. Counsel for each Seller shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, with respect to such matters as the Underwriters shall reasonably request, and a letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, which will include, among other things, an opinion as to the compliance of the disclosure in the Preliminary Prospectus and the Prospectus with respect to such Seller and its Mortgage Loans with the requirements of Regulation AB and a statement to the effect that such disclosure in the Preliminary Prospectus, as of the Time of Sale, and in the Prospectus, as of its date and as of the Closing Date, does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(o)            Rating Agency Opinions. Each Underwriter shall be addressed in any opinion from any counsel delivering any written opinion to the Rating Agencies in connection with the transaction described herein which is not otherwise described in this Agreement.

(p)            Rating Agency Letters. Each Underwriter shall have received copies of letters from the Rating Agencies stating the ratings assigned to the Offered Certificates by each such agency, which ratings shall be no lower than as reflected in the Time of Sale Information.

(q)            No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Certificates; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Certificates.

(r)             Good Standing. The Underwriters shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Depositor in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(s)             Additional Documents. On or prior to the Closing Date, the Depositor shall have furnished to the Underwriters such further certificates, documents, letters and opinions as any Underwriter may reasonably request.

(t)             Compliance with Rules 15Ga-2 and 17g-5. Timely compliance with all requirements of Rules 15Ga-2 and 17g-5 under the Exchange Act to the satisfaction of the Underwriters.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.           Indemnification and Contribution.

(a)             Indemnification of the Underwriters. The Depositor agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action, investigation or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the information included therein or deemed to be a part thereof), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (2) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (3) any untrue statement or alleged untrue statement of a material fact contained in (i) the Preliminary Prospectus (as amended or supplemented), (ii) the other Time of Sale Information, (iii) any Issuer Information (as defined in Section 8(b))

contained in any Free Writing Prospectus prepared by or on behalf of an Underwriter and filed pursuant to Section 8(e)(ii) (an “Underwriter Free Writing Prospectus”), or (iv) any information contained in any Free Writing Prospectus that is required to be filed pursuant to Section 8(e)(i) or (iii) or Section 8(h) or the omission or alleged omission to state a material fact required to be stated therein (solely in the case of the Preliminary Prospectus) or necessary to make the statements therein (in the case of clause (ii) through (iv) above, when read in conjunction with the other Time of Sale Information), in the light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Depositor or any Seller to the Underwriters at any time prior to the Time of Sale (or in the case of any Corrective Information correcting information in the Preliminary Prospectus, at least 48 hours prior to the date of the Time of Sale) or (4) any breach of the representation and warranty in Section 3(v), except insofar as (in the case of clauses (1), (2) and (3) above) such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in any (i) information with respect to which each Underwriter has agreed to indemnify the Depositor pursuant to Section 7(b), (ii) information with respect to which any Seller is obligated to indemnify the Underwriters pursuant to the related Seller Indemnification Agreement (such information, as to the Sellers collectively, referred to herein as the “Sellers’ Information”), (iii) information with respect to which the Master Servicer is obligated to indemnify the Underwriters pursuant to the Master Servicer Indemnification Agreement (such information referred to herein as the “Master Servicer’s Information”), (iv) information with respect to which the Special Servicer is obligated to indemnify the Underwriters pursuant to the Special Servicer Indemnification Agreement (such information referred to herein as the “Special Servicer’s Information”), (v) information with respect to which the Certificate Administrator and Trustee is obligated to indemnify the Underwriters pursuant to the Certificate Administrator and Trustee Indemnification Agreement (such information referred to herein as the “Certificate Administrator and Trustee’s Information”), and (vi) information with respect to which the Operating Advisor and Asset Representations Reviewer is obligated to indemnify the Underwriters pursuant to the Operating Advisor and Asset Representations Reviewer Indemnification Agreement (such information referred to herein as the “Operating Advisor and Asset Representations Reviewer’s Information” and, collectively with the Master Servicer’s Information, the Special Servicer’s Information and the Certificate Administrator and Trustee’s Information, the “Transaction Parties’ Information”); provided that with respect to any such untrue statement in or omission from the Preliminary Prospectus or any Free Writing Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of a particular Underwriter, its respective affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that (i) prior to the occurrence of the events described in clause (ii) below, and prior to the Time of Sale, the Depositor, any Seller, the Master Servicer, the Special Servicer, the Certificate Administrator and Trustee, or the Operating Advisor and Asset Representations Reviewer, shall have notified such Underwriter that the Preliminary Prospectus or such Free Writing Prospectus contains an untrue statement of material fact or omits to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) such untrue statement or omission of a material fact was corrected by Corrective Information provided to such Underwriter far enough (but not less than the greater of two business days and 72 hours in the case of any Corrected Supplement) in advance of the Time of Sale so that such Corrective Information could have been provided (electronically or otherwise) to such person asserting any such loss, claim, damage or liability (and, in the case of a Corrected Supplement, such Corrected Supplement is in fact filed) at least 48 hours prior to the Time of Sale, (iii) such Underwriter did not deliver such Corrective Information to such person prior to, or, in the case of a Corrected Supplement, at least 48 hours prior to the date of, the Time of Sale and (iv) such loss, claim, damage or liability would not have occurred had such Underwriter delivered such Corrective Information to such person as provided for in clause (iii) above.

(b)            Indemnification of the Depositor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Depositor, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission contained in (i) any Underwriters’ Information specifically relating to such indemnifying Underwriter in the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or (ii) any Underwriter Free Writing Prospectus prepared by or on behalf of such indemnifying Underwriter (in the case of an omission or an alleged omission, when read in conjunction with the Time of Sale Information); provided that, with respect to the foregoing clause (ii), no Underwriter shall be obligated to so indemnify and hold harmless (x) to the extent that the Depositor is entitled to indemnification or contribution therefor under the terms of the indemnity of any Seller, the Master Servicer, the Special Servicer, the Certificate Administrator and Trustee or the Operating Advisor and Asset Representations Reviewer, as applicable, set forth in the applicable Indemnification Agreement, (y) with respect to information that is also contained in or otherwise made in reliance on or in conformity with the Time of Sale Information or the Prospectus or any Issuer Free Writing Prospectus or (z) to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Depositor, any Seller, the Master Servicer, the Special Servicer, the Certificate Administrator and Trustee or the Operating Advisor and Asset Representations Reviewer, as applicable, to the Underwriters at any time prior to the Time of Sale.

(c)            Underwriter Indemnification. Each Underwriter (the “Indemnifying Underwriter”) agrees, severally and not jointly, to indemnify and hold harmless each other Underwriter, its affiliates, directors and officers and each person, if any, who controls such other Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Non-Indemnifying Underwriter”) from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of clauses (A) and (C) when read in conjunction with all of the

Time of Sale Information) contained in (A) any Underwriter Free Writing Prospectus prepared by the Indemnifying Underwriter, or any member of its selling group, in connection with the offer or sale of the Offered Certificates or in any revision or amendment thereof or supplement thereto, (B) any Underwriters’ Information specifically relating to the Indemnifying Underwriter set forth in the Registration Statement, any Time of Sale Information or the Prospectus and (C) any and all other summaries, reports, documents and written or electronic materials relating to the Certificates, prepared by the Indemnifying Underwriter or otherwise furnished or made available by the Indemnifying Underwriter for review by, prospective investors in the Offered Certificates, or (ii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any provision of Section 8, and agrees to reimburse such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, except to the extent (1) the Non-Indemnifying Underwriters are entitled to indemnification or contribution therefor under the terms of the indemnity from any Seller, the Master Servicer, the Special Servicer, the Certificate Administrator and Trustee, or the Operating Advisor and Asset Representations Reviewer, as applicable, set forth in the applicable Indemnification Agreement or under the terms of the indemnity from the Depositor set forth in Section 7(a) hereof or (2) such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Depositor, any Seller, the Master Servicer, the Special Servicer, the Certificate Administrator and Trustee, or the Operating Advisor and Asset Representations Reviewer, as applicable, to the Underwriters at any time prior to the Time of Sale; provided, further, that no Underwriter shall be liable to another Underwriter under this Section 7(c) for any losses, liabilities, claims or damages arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission in any such document prepared by such other Underwriter. This agreement will be in addition to any liability that any Underwriter may otherwise have.

(d)             Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person that may seek indemnification pursuant to paragraph (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 7(a), (b) or (c) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 7(a), (b) or (c). If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors, officers and any control persons of such Underwriter shall be designated in writing by such Underwriter and any such separate firm for the Depositor, its directors and officers who signed the Registration Statement and any control persons of the Depositor shall be designated in writing by the Depositor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel for which the Indemnifying Person is responsible under this Section 7(d), the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the applicable Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)             Contribution. If the indemnification provided for in Sections 7(a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities and not otherwise covered by the indemnification provided for under such paragraph (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and Indemnified Person on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and each Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Depositor from the sale of the Offered Certificates and the total fees, discounts and commissions received by such Underwriter in connection therewith bear to the aggregate offering price of the Offered Certificates. The relative benefits received by a Non-Indemnifying Underwriter on the one hand and an Indemnifying Underwriter on the other shall be deemed to be in the same respective proportions as the total fees, discounts and commissions received by each such party in connection therewith bear to the aggregate offering price of the Offered Certificates. The relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information was supplied by the Indemnifying Person or the Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)             Limitation on Liability. The Depositor and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall any Underwriter (except for an Indemnifying Underwriter under Section 7(c) above) be required to contribute any amount in excess of the amount by which the total fees, discounts and commissions received by it with respect to the offering of the Offered Certificates exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(g)             Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.            Offering Communications; Free Writing Prospectuses; Preliminary Prospectus and Corrected Supplement.

(a)             Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter shall convey or deliver any written communication to any person in connection with the initial offering of the Offered Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) is made in reliance on Rule 172 under the Securities Act, (3) is the Time of Sale Information or the Prospectus or (4) constitutes a Free Writing Prospectus. Without limitation thereby, without the prior written consent of the Depositor (which consent may be withheld for any reason) no Underwriter shall convey or deliver in connection with the initial offering of the Certificates any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Securities Act (“ABS Informational and Computational Material”), in reliance upon Rules 167 and 426 under the Securities Act other than materials provided to it by Credit Suisse Securities (USA) LLC or the Depositor.

(b)          Each Underwriter shall deliver to the Depositor, no later than two (2) business days prior to the date of first use thereof, (a) any Underwriter Free Writing Prospectus prepared by or on behalf of such Underwriter that contains any “issuer information,” as defined in Rule 433(h) under the Securities Act1 (“Issuer Information”) (which the parties hereto agree includes, without limitation, the Sellers’ Information) and (b) any Free Writing Prospectus prepared by or on behalf of such Underwriter or any portion thereof that contains only a description of the final terms of the Certificates. Notwithstanding the foregoing, any such Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by the Underwriters to the Depositor not later than the later of (a) two (2) business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act or (b) the date of first use of such Free Writing Prospectus.

(c)          Each Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by the Underwriter pursuant to Section 8(b) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors of Offered Certificates by the Underwriter in connection with its offer and sale of the Offered Certificates.

(d)          Each Underwriter represents and warrants to the Depositor that each Free Writing Prospectus required to be provided by it to the Depositor pursuant to Section 8(b), when read together with the Time of Sale Information, did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, Sellers’ Information or Transaction Parties’ Information, which information was not corrected by Corrective Information subsequently supplied by the Depositor or any Seller to the Underwriter within a reasonable period prior to the Time of Sale.

(e)          The Depositor agrees to file with the Commission the following:

(i)          Any Issuer Free Writing Prospectus;

(ii)         Any Free Writing Prospectus or portion thereof delivered by the Underwriter to the Depositor pursuant to Section 8(b);

(iii)        Any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared

1 Such definition of “issuer information” is further clarified by footnote 271 to SEC Release No. 33-8591.

See 70 Fed. Reg. 44,722, at 44,751 (August 3, 2005).

and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications; and

(iv)        Any ABS Informational and Computational Material that is not being treated as a Free Writing Prospectus.

(f)          Any Free Writing Prospectus required to be filed pursuant to Section 8(e) by the Depositor shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

(i)          Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates shall be filed by the Depositor with the Commission within two (2) days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

(ii)         Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Depositor with the Commission not later than the later of the due date for filing the final Prospectus relating to the Offered Certificates pursuant to Rule 424(b) under the Securities Act or two (2) business days after the first use of such Free Writing Prospectus;

(iii)        Any Free Writing Prospectus required to be filed pursuant to Section 8(e)(iii) shall, if no payment has been made or consideration has been given by or on behalf of the Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than four (4) business days after the Depositor or any other offering participant becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

(iv)        The Depositor shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any other offering participant other than the Depositor, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof.

(g)          Each Underwriter shall provide to the Depositor any Free Writing Prospectus (other than an Issuer Free Writing Prospectus) that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus and the Depositor shall file such Free Writing Prospectus with the Commission.

(h)         Notwithstanding the provisions of Section 8(g), each Underwriter shall provide to the Depositor, who shall then file with the Commission, any Free Writing Prospectus for which the Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the

Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Depositor or any other offering participant, not later than four (4) business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

(i)           Notwithstanding the provisions of Sections 8(e) and 8(g), neither the Depositor nor the Underwriters shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(j)          The Depositor and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain a legend substantially in the following form:

“The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File Number 333-207361) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, Credit Suisse Securities (USA) LLC, any other underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [1-800-221-1037].”

(k)         In the event that the Depositor becomes aware that, as of the Time of Sale, the Preliminary Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, the Depositor shall (i) notify the Underwriters thereof within one business day after discovery, (ii) prepare and deliver to the Underwriters a supplement to the Preliminary Prospectus that corrects the material misstatement or omission in the Preliminary Prospectus and that meets the requirements of Rule 424(h)(2) under the Securities Act (such supplement, a “Corrected Supplement”) and (iii) subject to Section 4(c) of this Agreement, file such Corrected Supplement with the Commission in accordance with Rule 424(h) under the Securities Act. Upon receipt of such notice from the Depositor, the Underwriters shall:

(A)          Notify each investor in the Offered Certificates in a prompt fashion that any prior contract of sale with such investor has been terminated, and of such investor’s rights as a result of termination of such agreement;

(B)           Upon receipt of a copy of such Corrected Supplement from the Depositor, deliver, at least 48 hours prior to sending a new confirmation of sale to an investor in the Offered Certificates in accordance with Rule 15c2-8(b) under the Exchange Act, such Corrected Supplement to such investor;

(C)           Provide such investor with an opportunity to enter into a new contract of sale on the terms described in the Time of Sale Information (as updated by such Corrected Supplement); and

(D)           Comply with any other requirements for reformation of the original contract of sale, as described in Section IV.2.c of the Commission’s Securities Offering Reform Release No. 33-8591.

(l)           (1) In the event that the Depositor becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, when read in conjunction with the Time of Sale Information (such Issuer Free Writing Prospectus a “Defective Issuer Free Writing Prospectus”), the Depositor shall notify the Underwriters thereof within one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a “Corrected Issuer Free Writing Prospectus”) and (2) in the event that any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, when read in conjunction with the Time of Sale Information (such Underwriter Free Writing Prospectus, a “Defective Underwriter Free Writing Prospectus” and, together with a Defective Issuer Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Depositor thereof within one business day after discovery, and (in the case of either clause (1) or clause (2) above) the Underwriters shall, if requested by the Depositor:

(A)           If the Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Underwriter Free Writing Prospectus (such corrected Underwriter Free Writing Prospectus, a “Corrected Underwriter Free Writing Prospectus” and, together with the Corrected Issuer Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(B)           Deliver the Corrected Free Writing Prospectus to each investor in an Offered Certificate which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor;

(C)           Notify such investor in a prompt fashion that any prior contract of sale with such investor has been terminated, and of such investor’s rights as a result of termination of such agreement;

(D)           Provide such investor with an opportunity to enter into a new contract of sale on the terms described in the Corrected Free Writing Prospectus; and

  (E)           Comply with any other requirements for reformation of the original contract of sale, as described in Section IV.2.c of the Commission’s Securities Offering Reform Release No. 33-8591.

(m)           Each Underwriter covenants with the Depositor that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Offered Certificates that contains Issuer Information to a prospective investor in Offered Certificates unless such information is preceded or accompanied by the final Prospectus.

(n)            The Depositor and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 8 for a period of three (3) years following the initial bona fide offering of the Offered Certificates.

9.            Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.          Termination.

(a)            Any Underwriter may terminate its obligations under this Agreement by notice to the Depositor at any time at or prior to the Closing Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor shall be unable to perform its obligations under this Agreement.

(b)            The obligations of the Underwriters to purchase the Certificates on the Closing Date shall be terminable by the Underwriters (and, solely with respect to any Underwriter’s obligation to purchase its respective allotment of the Certificates as specified in Schedule I, by such Underwriter) if at any time on or prior to the Closing Date: (i) any change, or any development or event involving a prospective change in the condition (financial or other), business, properties or results of operations of the Depositor or the Trust which, in the judgment of a majority in interest of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Certificates; (ii) any downgrading in the rating of any of the Certificates by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any of the Certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Certificates, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any over-the-counter market or any setting of minimum prices for trading on such exchange or market, or any suspension of trading of any Certificates on any relevant exchange or any over-the-counter market; (v) any general moratorium on commercial banking activities declared by any federal or New York State authorities; (vi) any major disruption of settlements of securities or clearance services in the

United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale of any payment for the Certificates.

(c)            If any Underwriter terminates its obligations under this Agreement in accordance with Section 10(a), the Depositor shall reimburse such Underwriter for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by such Underwriter in connection with the proposed purchase and sale of the Certificates.

11.          Defaulting Underwriter.

(a)            If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Offered Certificates that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Certificates by other persons satisfactory to the Depositor on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Certificates, then the Depositor shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Certificates on such terms. If other persons become obligated or agree to purchase the Offered Certificates of a defaulting Underwriter, either the non-defaulting Underwriters or the Depositor may postpone the Closing Date for up to five (5) full business days in order to effect any changes that in the opinion of counsel for the Depositor or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Depositor agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not otherwise identified as such in the first paragraph of this Agreement that, pursuant to this Section 11, purchases Offered Certificates that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Offered Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Depositor as provided in paragraph (a) above, the aggregate principal amount of such Offered Certificates that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Offered Certificates, then the Depositor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Offered Certificates that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Offered Certificates that such Underwriter agreed to purchase hereunder) of the Offered Certificates of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Offered Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Depositor as provided in paragraph (a) above, the aggregate principal amount of such Offered Certificates that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Offered Certificates, or if the Depositor shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Depositor, except that the Depositor will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Depositor or any non-defaulting Underwriter for damages caused by its default.

12.          Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Depositor will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Certificates and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Basic Documents and this Agreement; (iv) the fees and expenses of counsel for the Underwriters; (v) the fees and expenses of the Depositor’s counsel and independent accountants; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Certificates under the laws of such jurisdictions as the Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vii) any fees charged by the Rating Agencies for rating the Certificates; (viii) the fees and expenses of the Master Servicer, the Special Servicer, Certificate Administrator and Trustee and the Operating Advisor and Asset Representations Reviewer, (including related fees and expenses of any counsel to such parties); (ix) all expenses and application fees incurred in connection with any filing with the Financial Industry Regulatory Authority; (x) all expenses incurred in connection with any “road show” presentation to potential investors in Offered Certificates; and (xi) the costs and expenses of the Depositor in connection with the purchase of the Mortgage Loans.

(b)             If (i) this Agreement is terminated pursuant to Section 10; (ii) the Depositor for any reason fails to tender the Offered Certificates for delivery to the Underwriters; or (iii) the Underwriters decline to purchase the Offered Certificates for any reason permitted under this Agreement, the Depositor agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

13.         Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person, other than the affiliates, officers, directors and controlling persons referred to in Section 7 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No investor in Offered Certificates from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.         Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement or made by or on behalf of the Depositor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Certificates and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Depositor or the Underwriters.

15.         Underwriters’ Information. The Depositor and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Depositor in writing by any Underwriter through the Underwriters expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and the Time of Sale Information consists of the following: (i) the penultimate paragraph of the cover page of each of the Preliminary Prospectus and the Prospectus and (ii) the first sentence and the third sentence of the fourth paragraph and the fourth sentence of the sixth paragraph under the heading “METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)” in each of the Preliminary Prospectus and the Prospectus. The parties acknowledge and agree that none of the Underwriters have furnished any Underwriters’ Information to the Depositor expressly for use in any Issuer Free Writing Prospectus.

16.         Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.         Obligations of Column Financial, Inc.. Column Financial, Inc. agrees with the Underwriters, for the sole and exclusive benefit of the Underwriters and each of their respective affiliates, officers, directors and controlling persons referred to in Section 7, and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriters, to indemnify and hold harmless the Underwriters and their respective affiliates, officers, directors and controlling persons referred to in Section 7 against any failure by the Depositor to perform its obligations to the Underwriters and such respective affiliates, officers, directors and control persons pursuant to Section 7(a) and Section 7(e) hereof.

18.         Miscellaneous.

(a)           Notices. All notices and other communications hereunder shall be in writing and, (i) if sent to Credit Suisse Securities (USA) LLC, shall be mailed (by certified or registered mail, postage prepaid), personally delivered or telecopied to it at Eleven Madison Avenue, New York, New York 10010, Attention: Chuck Lee, with a copy to Sarah Nelson, Legal & Compliance Department, One Madison Avenue, 9th Floor, New York, New York 10010, Telecopy No.: (212) 743-2823; (ii) if sent to Mischler Financial Group, Inc., shall be mailed (by certified or registered mail, postage prepaid), personally delivered or telecopied to it at 1111 Bayside Drive, Newport Beach, California 92625, Attention: Doyle Holmes; (iii) if sent to Drexel Hamilton, LLC, shall be mailed (by certified or registered mail, postage prepaid), personally delivered or telecopied to it at 77 Water Street, New York, New York 10005, Attention: John D. Kerin, Director of Debt Syndicate, facsimile number: (646) 412-1500; (iv) if sent to Jefferies LLC, shall be mailed (by certified or registered mail, postage prepaid), personally delivered or telecopied to it at 520 Madison Avenue, New York, New York 10022, Attention: Lisa Pendergast; (v) if sent to the Depositor, shall be mailed (by certified mail), delivered or telecopied to it at Eleven Madison Avenue, New York, New York, 10010, Attention: Chuck Lee, with a copy to Sarah Nelson, Legal & Compliance Department, One Madison Avenue, 9th Floor, New York, New York 10010, Telecopy No.: (212) 743-2823; and (vi) if sent to Column, shall be mailed (by certified or registered mail, postage prepaid), personally delivered or telecopied to it at 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Dante La Rocca; or, as to any party hereto, to such party at such other address or facsimile number as may hereafter be furnished by such party to the others in writing.

(b)            Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

(c)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

(d)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, or any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement. References herein to “Sections,” “Exhibits,” and “Schedules” without reference to a document or other source are designated Sections, Exhibits, and Schedules of this Agreement.

(f)             Integration. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(g)            Waiver of Jury Trial. The Depositor and each Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(h)            Exclusive Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CREDIT SUISSE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Charles Y. Lee
Name: Charles Y. Lee
Title: President and Chief Executive Officer

CSAIL 2016-C5 - Underwriting Agreement

Accepted: January 26, 2016

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Charles Y. Lee
Name: Charles Y. Lee
Title: Director

MISCHLER FINANCIAL GROUP, INC.

By:	/s/ Doyle L. Holmes
Name: Doyle L. Holmes
Title: President

DREXEL HAMILTON, LLC

By:	/s/ Steven M. Ivcic
Name: Steven M. Ivcic
Title: MD

JEFFERIES LLC

By:	/s/ Lisa Pendergast
Name: Lisa Pendergast
Title: Managing Director, CMBS

CSAIL 2016-C5 - Underwriting Agreement

Acknowledged and agreed on this 26th day of January, 2016 solely as to Section 17:

COLUMN FINANCIAL, INC.

By:	/s/ Charles Y. Lee
Name: Charles Y. Lee
Title: Vice President

CSAIL 2016-C5 - Underwriting Agreement

Schedule I

Certificates to be purchased:

Class Designation	Class Certificate Balance	Initial Pass-Through Rates	Purchase Price(1)
Class A-1	$28,557,000	1.7466%	99.9998%
Class A-2	$121,570,000	2.8793%	102.9999%
Class A-3	$19,780,000	3.6561%	102.9995%
Class A-4	$170,000,000	3.4887%	100.9999%
Class A-5	$267,448,000	3.7567%	102.9998%
Class A-SB	$48,139,000	3.5325%	102.9999%
Class X-A	$723,385,000(2)	1.0653%	6.8874%
Class X-B	$51,503,000(2)	0.0753%	1.225%
Class A-S	$67,891,000	4.0101%	102.9998%
Class B	$51,503,000	4.4630%	102.9993%
Class C	$42,139,000	4.5383%	92.954%

(1)           Expressed as a percentage of the aggregate principal or notional amount of the relevant Class of Certificates to be purchased. The purchase price for each interest-bearing Class of Certificates will, as applicable, include accrued interest at the initial Pass-Through Rate therefor on the aggregate principal or notional amount thereof from and including February 1, 2016 to but excluding the Closing Date.

(2)           Notional Amount. The subject Class of Certificates does not have a certificate principal balance.

 Shedule I -1

Certificate allocations:

Underwriter	Principal Amount of Class A-1 Certificates	Principal Amount of Class A-2 Certificates	Principal Amount of Class A-3 Certificates
Credit Suisse Securities (USA) LLC	$28,557,000	$121,570,000	$19,780,000
Mischler Financial Group, Inc.	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0
Jefferies LLC	$0	$0	$0

Underwriter	Principal Amount of Class A-4 Certificates	Principal Amount of Class A-5 Certificates	Principal Amount of Class A-SB Certificates	Notional Amount of Class X-A Certificates
Credit Suisse Securities (USA) LLC	$170,000,000	$267,448,000	$48,139,000	$723,385,000
Mischler Financial Group, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Jefferies LLC	$0	$0	$0	$0

Underwriter	Notional Amount of Class X-B Certificates	Principal Amount of Class A-S Certificates	Principal Amount of Class B Certificates	Principal Amount of Class C Certificates
Credit Suisse Securities (USA) LLC	$51,503,000	$67,891,000	$51,503,000	$42,139,000
Mischler Financial Group, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Jefferies LLC	$0	$0	$0	$0

 Shedule I -2

ANNEX A

January 19, 2016

CSAIL 2016-C5

Commercial Mortgage Trust

Free Writing Prospectus
Structural and Collateral Term Sheet

Credit Suisse Commercial Mortgage Securities Corp.

as Depositor

Commercial Mortgage Pass-Through Certificates Series 2016-C5

Column Financial, Inc.

Silverpeak Real Estate Finance LLC

Rialto Mortgage Finance, LLC

The Bank of New York Mellon

Jefferies LoanCore LLC

as Sponsors and Mortgage Loan Sellers

Credit Suisse

Lead Manager and Sole Bookrunner

Drexel Hamilton	Jefferies	Mischler Financial Group, Inc.
Co-Manager	Co-Manager	Co-Manager

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-207361) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

ANNEX B

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated January 19, 2016, may be amended or completed prior to time of sale.

PROSPECTUS

$817,027,000 (Approximate)

CSAIL 2016-C5 Commercial Mortgage Trust

(Central Index Key Number 0001661136)

as Issuing Entity

Credit Suisse Commercial Mortgage Securities Corp.

(Central Index Key Number 0001654060)

as Depositor

Column Financial, Inc.

(Central Index Key Number 0001628601)

Rialto Mortgage Finance, LLC

(Central Index Key Number 0001592182)

The Bank of New York Mellon

(Central Index Key Number 0001497973)

Silverpeak Real Estate Finance LLC
(Central Index Key Number 0001624053)

Jefferies LoanCore LLC

(Central Index Key Number 0001555524)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-C5

Credit Suisse Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2016-C5 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-E, Class X-F, Class X-NR, Class D, Class X-D, Class E, Class F, Class NR, Class Z and Class R certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named CSAIL 2016-C5 Commercial Mortgage Trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in March 2016. The rated final distribution date for the certificates is November 2048.

Class	Initial Class Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1		$28,557,000%	(6)	July 2020
Class A-2		$121,570,000%	(6)	October 2020
Class A-3		$19,780,000%	(6)	November 2022
Class A-4		$170,000,000%	(6)	October 2025
Class A-5		$267,448,000%	(6)	November 2025
Class A-SB		$48,139,000%	(6)	June 2025
Class X-A		$723,385,000(5)%	Variable IO(7)	November 2025
Class X-B		$51,503,000(5)%	Variable IO(7)	November 2025
Class A-S		$67,891,000%	(6)	November 2025
Class B		$51,503,000%	(6)	November 2025
Class C		$42,139,000%	(6)	November 2025

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 49 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Credit Suisse Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Credit Suisse Securities (USA) LLC, Drexel Hamilton, LLC, Mischler Financial Group and Jefferies LLC, will purchase the offered certificates from Credit Suisse Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Credit Suisse Securities (USA) LLC is acting as lead manager and sole bookrunner with respect to each class of offered certificates. Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Jefferies LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about February 9, 2016.

Credit Suisse
Lead Manager and Sole Bookrunner
Drexel Hamilton	Mischler Financial Group, Inc.
Co-Manager	Co-Manager

Jefferies

Co-Manager

January [__], 2016